Exhibit 99.1
Investor and Financial Contacts:
Amanda Clardy
Vice President, Investor Relations
(760) 603-7200
FOR IMMEDIATE RELEASE
Life Technologies Announces First Quarter 2009 Results
First quarter GAAP revenue of $776 million, and non-GAAP revenue of $785 million
First quarter GAAP earnings per share of $0.09, and non-GAAP earnings per share of $0.72
Free cash flow of $78 million in the first quarter
CARLSBAD, CA, April 28, 2009 — Life Technologies Corporation (NASDAQ: LIFE) today announced results for its first quarter ended March 31, 2009. Non-GAAP revenues for the first quarter were $785 million, an increase of 1 percent over first quarter revenues of $775 million in 2008, as if Invitrogen and Applied Biosystems had been combined. Excluding the negative impact from currency exchange rates, revenues grew 5 percent over the same period in the previous year.
“We are very pleased with the strong start we had in 2009, despite the macro economic challenges we all face today,” said Greg Lucier, Chairman and Chief Executive Officer of Life Technologies. “We remain focused on our core business and executing flawlessly upon the Applied Biosystems-Invitrogen merger, thereby enabling us to invest in growth areas such as regenerative medicine and the next generation of sequencing technologies.”
First quarter GAAP diluted earnings per share were $0.09, which includes $0.49 per share of acquisition related amortization expense, $0.04 per share of non-cash interest expense associated with the adoption of FSP APB14-1, and $0.10 per share of business integration costs and other expenses. On a non-GAAP basis, which excludes these items, diluted earning per share were $0.72.
Use of Pro-forma statements for comparison purposes
The company has posted on its investor relations website a revised quarterly pro-forma 2008 Income Statement, down to operating income, for the combined companies of Invitrogen and Applied Biosystems. Also provided is quarterly revenue detail for each of Life Technologies’

new divisions. These pro-forma income statements are meant for reference only and represent what the company profitability would have been if Invitrogen and Applied Biosystems had been combined during those years. Interested parties may access this document at www.lifetechnologies.com / corporate/investor relations/financial reports/GAAP Reconciliations. In addition, incorporated in this press release is a table comparing the current quarter results to the same quarter from the previous year using the pro-forma data provided in the table titled Life Technologies Corporate Condensed Non-GAAP and Reconciliation of Non-GAAP Adjustments. All comparisons of financial results from revenue to operating income will use the provided pro-forma statements.
Analysis of First Quarter 2009 Results
•	First quarter non-GAAP 2009 revenues increased 1 percent over the previous year, including the negative impact of foreign currency exchange. Revenue growth without the impact from currency was 5 percent, and was a result of stable growth in most customer segments. Revenue from foreign currency exchange had a negative effect on reported revenue growth, resulting in a 4 point impact to growth rates.

•	Gross margin in the first quarter on a non-GAAP basis was 66.7 percent, an improvement of 30 basis points. Improvements from synergy realization and price optimization offset a negative mix impact due to lower royalty and settlement revenue.

•	Non-GAAP operating margin was 26.2 percent in the first quarter, representing an increase of approximately 190 basis points over the same period in 2008. The increase in operating margin was a result of synergy realization from the Applied Biosystems-Invitrogen merger, as well as rigorous cost management.

•	First quarter non-GAAP tax rate was 29.5 percent.

•	Diluted weighted shares outstanding were 175.4 million in the first quarter.

•	Cash flow from operating activities for the first quarter was $104 million. First quarter capital expenditures were $26 million and resulting free cash flow was $78 million. The company ended the quarter with $465 million in cash & short-term investments, including $110 million held as restricted cash.
Business and Technology Highlights:
•	Molecular Biology Systems division revenue was $367 million in the first quarter, approximately the same as 2008. Revenue growth excluding the impact from currency was 4 percent. Growth was a result of stable run-rate demand in core molecular biology consumables across most customer segments.

•	Genetic Systems division revenue was $219 million in the first quarter, an increase of 3 percent over the same period last year. Revenue growth excluding the impact from currency was 6 percent. Increases in revenue were a result of high double-digit growth in next generation sequencing systems as well as positive growth in CE systems and consumables.

•	Cell Systems division revenue was $192 million in the first quarter, an increase of 2 percent over the same period last year. Revenue growth excluding the impact from currency was 7 percent. Growth was a result of strong demand in core cell culture products, primary and stem cell systems, and bench top instruments.

•	The Mass Spectrometry division, the company’s joint venture with MDS Analytical Technologies, contributed $10 million in other income. This income was a result of $123 million in revenue with operating margin of 8.4 percent. Revenue declined 1 percent, excluding the impact from currency.

•	Integration programs continued to advance and are progressing as planned. The company reiterated its target $80 million in synergy savings for the full year 2009.

•	Orders transacted through Invitrogen e-commerce channels accounted for more than 50 percent of total Invitrogen consumable orders worldwide and 20 percent of global revenue.

•	Partnerships and collaborations that were entered into in the first quarter include:
•	A cross-licensing agreement with Nanosys to share rights to an intellectual property estate related to quantum dots. New products developed as a result of this agreement will help prevent counterfeiting worldwide of pharmaceutical and diagnostic products, food and beverages, among others.

•	A strategic alliance formed with the Translational Genomics Research Institute to accelerate the use of genomics research for medical applications. Scientists will employ the SOLiD™ 3 System to sequence DNA from thousands of patients with a variety of diseases.
•	New technology highlights include:
•	Successful launch of the Neon TM Transfection Device, a bench-top instrument that enables researchers to better understand the functions of cells, genes, and proteins. This device simplifies the delivery of DNA, RNA, and other proteins into a wide range of mammalian cell types and especially difficult-to-transfect cells, such as many types of primary and stem cells.

•	Launch of KNOCKOUTTM SR XenoFree Media for use in the culture of human embryonic stem cells (hESCs). Performing hESC research and its translation into therapy without the use of components from other species prevents contamination of hESC lines with non-human proteins that can raise regulatory questions as stem cell research moves into clinical applications.
•	Awards and recognition received in the first quarter include:
•	Named to the FTSE4Good Index Series, an equity index series designed to facilitate investment in companies that meet globally recognized citizenship standards and have met stringent social, ethical, and environmental criteria.

•	Received the prestigious AmeriStar® Package Award from the Institute of Packaging Professionals for the new GIBCO® cell culture bottle that was launched in October of last year.

Fiscal Year 2009 Outlook
Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company reiterated its expectations for fiscal year 2009 financial performance. Organic revenues are expected to increase in the low single-digits, taking into account the current end market dynamics. Low single-digit organic revenue growth is expected to result in approximately $2.40 to $2.55 of non-GAAP earnings per share including the impact from FAS123R. At today’s currency exchange rates and the company’s already implemented currency hedges, currency will have a negative impact on growth rates in 2009 of approximately four percentage points. The company will provide further detail on its business outlook during the conference call today.
Conference Call and Webcast Details
The company will discuss its financial and business results as well as its business outlook on its conference call at 4:30 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.lifetechnologies.com. The webcast can be accessed through the investor relations page of the Life Technologies’ website at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 800.901.5218 (domestic) or 617.786.4511 (international) and use passcode 11007911. A replay of the webcast will be available on the Company’s website and by phone through Tuesday, May 19, 2009. The replay by phone can be accessed by dialing 888.286.8010 (domestic) or 617.801.6888 (international), passcode 75129997.
     About Life Technologies
Life Technologies Corporation (NASDAQ: LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of more than $3 billion in 2008, employs approximately 9,500 people, has a presence in more than 100 countries, and possesses a rapidly growing intellectual property estate of approximately 3,600 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc. For more information on how we are making a difference please visit our website: www.lifetechnologies.com.

Safe Harbor Statement
This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to, financial projections, including revenue and non-GAAP earnings per share, momentum in 2009, plans to sustain and expand organic growth and increase operating margins, industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the three months				For the three months
	ended March 31, 2009				ended March 31, 2008(10)
	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
(in thousands, except per share data)
(unaudited)
Revenues	$775,737	$9,132	(2)	$784,869	$350,218		$—		$350,218
Cost of revenues	320,159	(59,119	)(3)	261,040	114,555		(285	)(3)	114,270
Purchased intangibles amortization	70,892	(70,892	)(4)	—	16,903		(16,903	)(4)	—

Gross profit	384,686	139,143		523,829	218,760		17,188		235,948

Gross margin	49.6%			66.7%	62.5%				67.4%
Operating expenses:
Selling, general and administrative	241,095	(2,393	)(5)	238,702	113,733		—		113,733
Research and development	80,320	(797	)(5)	79,523	30,633		—		30,633
Business consolidation costs	27,398	(27,398	)(6)	—	501		(501	)(6)	—

Total operating expenses	348,813	(30,588)		318,225	144,867		(501)		144,366

Operating income	35,873	169,731		205,604	73,893		17,689		91,582
Operating margin	4.6%			26.2%	21.1%				26.1%
Interest income	1,416	—		1,416	8,924		—		8,924
Interest expense	(48,136)	10,453	(7)	(37,683)	(17,125)		9,797	(7)	(7,328)
Other income (expense), net	206	8,545	(8)	8,751	1,794		—		1,794

Total other income (expense), net	(46,514)	18,998		(27,516)	(6,407)		9,797		3,390

Income (loss) from continuing operations before provision for income taxes	(10,641)	188,729		178,088	67,486		27,486		94,972
Income tax (provision) benefit	26,245	(78,758	)(9)	(52,513)	(15,367)		(10,049	)(9)	(25,416)

Income from continuing operations	$15,604	$109,971		$125,575	$52,119		$17,437		$69,556
Income from discontinued operations, net of tax	$—	$—		$—	$1,358		$(1,358)		$-

Net income	$15,604	$109,971		$125,575	$53,477		$16,079		$69,556
Effective tax rate for continuing operations	246.6%			29.5%	22.8%				26.8%
Add back interest expense for subordinated debt, net of tax	—			—	34				34

Numerator for diluted continuing earnings per share	$15,604	$109,971		$125,575	$52,153		$17,437		$69,590

Earnings per common share:
Basic earnings per share from continuing operations	$0.09			$0.72	$0.56	(11)			$0.75	(11)

Basic earnings per share from discontinued operations	$—			$—	$0.01				$-

Diluted earnings per share from continuing operations	$0.09			$0.72	$0.53	(11)			$0.71	(11)

Diluted earnings per share from discontinued operations	$—			$—	$0.01				$-

Weighted average shares used in per share calculation:
Basic	173,713			173,713	92,868				92,868
Diluted	175,380			175,380	97,864				97,864

(1)	The Company reports Non-GAAP results which include write off of purchased deferred revenue and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations. In addition, noncash charges relate to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $9.1 million and zero for the three months ended March 31, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $59.1 million and $0.3 million for the three months ended March 31, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments of $10.5 and $9.8 million for the three months ended March 31, 2009 and 2008, respectively.

(8)	Adjust foreign currency gain on repatriation of cash used for the acquisition of $2.2 million offset with acquired joint venture’s purchase accounting adjustment of $10.7 million for the three months ended March 31, 2009.

(9)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation. March 31, 2009 GAAP tax expense also includes a $25M benefit for the reversal of a valuation allowance relating to a prior year capital loss carryforward but excluded for non-GAAP purposes.

(10)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation

(11)	Change from prior year as reported due to the retrospective adoption of APB 14-1 and stock split effective May 27, 2008.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP
STATEMENT OF OPERATIONS

	For the three months	For the three months
	ended March 31, 2009	ended March 31, 2008(2)
(in thousands)
(unaudited)
Revenues	$784,869	$775,075
Cost of revenues	261,040	260,048

Gross profit	523,829	515,027
Gross margin	66.7%	66.4%
Operating expenses:
Selling, general and administrative	238,702	248,292
Research and development	79,523	78,488

Total operating expenses	318,225	326,780
Operating income	$205,604	$188,247

Operating margin	26.2%	24.3%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The three months ended March 31, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the subsequent table.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For three months	For three months
	ended March 31, 2008	ended March 31, 2008
	Invitrogen Historical	Applied Biosystems
	GAAP	GAAP basis(2)	Adjustments		Total(1)
(in thousands)
(unaudited)
Revenues	$350,218	$424,585	$272	(3)(6)	775,075
Cost of revenues	114,555	149,406	(3,913	)(3)(4)(6)	260,048
Purchased intangibles amortization	16,903	2,612	(19,515	)(5)	—

Gross profit	218,760	272,567	23,700		515,027
Gross margin
Operating expenses:
Selling, general and administrative	113,733	133,459	1,100	(6)	248,292
Research and development	30,633	47,855	—		78,488
Business consolidation costs	501	—	(501	)(6) (7)	—

Total operating expenses	144,867	181,314	599		326,780
Operating income	$73,893	$91,253	$23,101		$188,247

(1)	Balance represents non-GAAP earnings as if the merger between Life Technologies and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s non-GAAP definitions. The Company reports non-GAAP results which include the amortization of purchased deferred revenue and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture

(3)	Includes the elimination of intercompany sales of $4.4 million

(4)	Add back noncash charges for purchase accounting inventory revaluation of $0.3 million for the three months ended March 31 2008.

(5)	Add back amortization of purchased intangibles of $19.5 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period

(7)	Add back business consolidation costs of $0.5 million.

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months
	ended March 31,
	2009	2008
(in thousands)
(unaudited)
Net income	$15,602	$53,477
Add back amortization and share-based compensation	161,398	28,377
Add back depreciation	27,263	9,492
Balance sheet changes	(125,639)	(44,192)
Other noncash adjustments	25,745	20,279

Net cash provided by operating activities	104,369	67,433
Capital expenditures	(26,045)	(11,478)

Free cash flow	78,324	55,955
Net cash used in investing activities	(34,286)	(36,580)
Net cash used in financing activities	(13,298)	(87,695)
Effect of exchange rate changes on cash	(18,983)	7,609

Net increase (decrease) in cash and cash equivalents	$11,757	$(60,711)

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31	December 31,
	2009	2008(1)
(in thousands)	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$465,317	$448,317
Trade accounts receivable, net of allowance for doubtful accounts	570,502	580,907
Inventories	376,760	420,029
Deferred income taxes	18,471	25,563
Prepaid expenses and other current assets	123,729	137,355

Total current assets	1,554,779	1,612,171

Property and equipment, net	747,546	748,056
Goodwill	3,601,817	3,574,779
Intangible assets, net	2,234,895	2,291,767
Long-term investments	484,183	490,853
Other assets	193,954	181,133

Total assets	$8,817,174	$8,898,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$97,500	$80,000
Accounts payable, accrued expenses and other current liabilities	746,938	821,813
Income taxes	44,568	105,429

Total current liabilities	889,006	1,007,242

Long-term debt	3,369,372	3,396,420
Pension liabilities	199,245	201,833
Income taxes	766,020	739,343
Other long-term liabilities	100,234	97,383
Stockholders’ equity	3,493,297	3,456,538

Total liabilities and stockholders’ equity	$8,817,174	$8,898,759

(1)	December 31, 2008 consolidated balance sheet includes the impacts of the adoption of FSP APB14-1 Accounting for Convertible Debt Instruments and the reclassification of amounts to confirm with equity method presentation of the Company’s investment in the MDS/Sciex joint venture.